UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

CASEY’S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-0935283
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Convenience Blvd P.O. Box 3001 Ankeny, Iowa	50021
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Serial Preferred Stock Purchase Rights	NASDAQ Global Select Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Series A Serial Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2010, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1(b)
Articles of Amendment to the Restatement of the Restated and Amended Articles of Incorporation of Casey’s General Stores, Inc. — Incorporated herein by reference to Exhibit 3.1(b) of the Company’s Form 8-K filed April 16, 2010.

4.1
Rights Agreement, dated as of April 16, 2010, between Casey’s General Stores, Inc. and Computershare Trust Company, N.A., as Rights Agent — Incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed April 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: April 16, 2010	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1(b)
Articles of Amendment to the Restatement of the Restated and Amended Articles of Incorporation of Casey’s General Stores, Inc. — Incorporated herein by reference to Exhibit 3.1(b) of the Company’s Form 8-K filed April 16, 2010.

4.1
Rights Agreement, dated as of April 16, 2010, between Casey’s General Stores, Inc. and Computershare Trust Company, N.A., as Rights Agent — Incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed April 16, 2010.